UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On May 8, 2009, iStar Financial Inc. (“iStar”) closed its previously announced offers to exchange and purchase for cash certain of its existing senior unsecured notes (the “Offers”).

In connection with the Offers, on May 8, 2009, iStar issued $155,253,000 aggregate principal amount of 8.0% Second-Priority Senior Secured Guaranteed Notes due 2011 (the “2011 Notes”) and $479,548,000 aggregate principal amount of 10.0% Second-Priority Senior Secured Guaranteed Notes due 2014 (the “2014 Notes” and, together with the 2011 Notes, the “Notes”).  Each series of Notes are senior obligations of iStar and are guaranteed by all of iStar’s subsidiaries (the “Guarantors”) that are guarantors of iStar’s (i) $1.0 billion First Priority Credit Agreement, dated as of March 13, 2009 (the “First Lien Credit Facility”), (ii) $1,695 million Second Priority Credit Agreement, dated as of March 13, 2009 (the “2011 Second Lien Credit Facility”) and (iii) $950 million Second Priority Credit Agreement, dated as of March 13, 2009 (the “2012 Second Lien Credit Facility” and, together with the First Lien Credit Facility and the 2011 Second Lien Credit Facility, the “Secured Credit Facilities”).  The 2011 Notes will bear interest at a rate of 8.0% per annum from May 8, 2009 and will mature on March 15, 2011.  iStar will pay interest on the 2011 Notes on each March 15 and September 15, commencing on September 15, 2009.  The 2014 Notes will bear interest at a rate of 10.0% per annum from May 8, 2009 and will mature on June 15, 2014.  iStar will pay interest on the 2014 Notes on each June 15 and December 15, commencing on December 15, 2009.  The Notes are governed by an indenture, dated as of May 8, 2009 (the “Indenture”), among iStar, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

iStar may redeem the Notes in whole or in part prior to their maturity at any time at 100% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date.  In addition, if a Change of Control Triggering Event (as defined in the Indenture) occurs, iStar must give holders of the Notes the opportunity to sell iStar their Notes at 101% of their face amount, plus accrued and unpaid interest, if any.

The Notes are secured by a second-priority lien on the same pool of collateral securing the Secured Credit Facilities.  The collateral securing the Notes and the Secured Credit Facilities consists of loans and debt securities and the equity interests of certain of iStar’s subsidiaries that own loans and debt securities, corporate tenant leases and other assets.  The Indenture contains a covenant that requires iStar to maintain collateral coverage such that the collateral securing the Notes has an aggregate value, determined in accordance with the Indenture, of not less than 130% of the aggregate principal amount of indebtedness under the Secured Credit Facilities and the Notes (and any future notes secured by an equal lien on the collateral), or, if the Secured Credit Facilities cease to be outstanding, not less than 150% of the aggregate principal amount of indebtedness under the Notes (and any future notes secured by an equal lien on the collateral).  Assets may be removed from and added to the collateral in accordance with the Secured Credit Facilities and the Indenture, subject to the maintenance of the required collateral coverage.

In addition, the Indenture contains covenants limiting iStar’s ability to: (1) incur additional indebtedness; (2) permit the Guarantors and certain other subsidiaries to incur indebtedness; (3) create liens; or (4) merge or consolidate with another person.  iStar is also required to maintain a specified ratio of unencumbered assets to unsecured indebtedness.  These covenants are subject to a number of important limitations and exceptions.

The following events are defined in the Indenture as “Events of Default” with respect to the Notes of each particular series:  (1) the failure to pay interest on any Notes of such series when the same becomes due and payable and the default continues for a period of 30 days; (2) the failure to pay the principal and premium, if any, on any Notes of such series when such principal and premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer  (as defined in the Indenture)); (3) the failure to comply with the collateral coverage covenant described above, and such failure continues unremedied for a period of 10 days after written notice thereof has been given to iStar by the Trustee, the collateral trustee for the Notes or holders of at least 25% of the outstanding principal amount of the Notes of such series; provided, that if iStar mails a notice of redemption of Notes prior to the expiration of such 10 day period, in an aggregate principal amount sufficient to restore compliance with the collateral coverage covenant described above as certified in an officers’ certificate to the Trustee, no Event of Default shall be deemed to have occurred; (4) a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 30 days after iStar receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes of such series (except in the case of a default with respect to covenants restricting iStar’s and the Guarantors’ ability to merge or consolidate, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any indebtedness (other than non-recourse indebtedness) of iStar or any subsidiary of iStar, or the acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by iStar or such subsidiary of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time; (6) certain events of bankruptcy affecting iStar, any of its significant subsidiaries or any Guarantor; (7) any of the security documents for the Notes is held to be unenforceable or invalid for any reason, the security interest purported to be created by such security documents is held to be unenforceable, invalid or impaired with respect to a material portion of the collateral for the Notes, iStar or any Guarantor defaults in the performance of the terms of any of such security documents in a manner that adversely affects the enforceability or validity of the security interest on a material portion of the collateral for the Notes or in a manner that adversely affects the condition or value of a material portion of such collateral, or iStar or any Guarantor repudiates or disaffirms any of its obligations under any of such security documents; (8) at any time (i) iStar shall fail to directly own and control 100% of the outstanding equity interests in iStar Tara Holdings LLC, (ii) iStar Tara Holdings LLC shall fail to directly own and control 100% of the outstanding equity interests in iStar Tara LLC, or (iii) iStar Tara LLC shall fail to directly or indirectly own and control 100% of the outstanding equity interests in certain other subsidiaries that own assets included in the collateral securing the Notes; or (9) any guarantee of the Notes shall cease to be in full force and effect (unless such guarantee has been released in accordance with the Indenture).  If an Event of Default (other than an Event of Default specified in clause (6) above with respect to iStar or any Guarantor) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes of the applicable series of Notes may declare the principal of and premium, if any, and accrued interest on all the Notes of such series to be due and payable immediately.  If an Event of Default specified in clause (6) above with respect to iStar or any Guarantor occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Notes of the applicable series of Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Furthermore, in connection with the Offers, iStar entered into a registration rights agreement, dated as of May 8, 2009 (the “Registration Rights Agreement”), among iStar, the Guarantors, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. pursuant to which iStar agreed to consummate an offer to exchange the Notes for a new issue of its debt securities registered under the Securities Act of 1933, as amended, with terms substantially identical to those of the Notes (except for the provisions relating to the transfer restrictions and payment of additional interest) no later than 366 days after May 8, 2009.  However, the Registration Rights Agreement provides that iStar is not required to consummate such exchange offer if, before the required date for the consummation of such exchange offer, (i) the Notes are freely tradable and (ii) the restrictive legend on the Notes has been removed.  If iStar fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.  Such additional interest will accrue in respect of each applicable series of Notes at a rate of 0.25% per annum over the interest rate otherwise provided for under the applicable series of Notes.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  Copies of the Indenture and the forms of global notes evidencing the Notes have been previously filed as Exhibits 4.1, 4.2 and 4.3, respectively, to iStar’s Quarterly Report on Form 10-Q, filed on May 8, 2009, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1

Form of Global Note evidencing 8.0% Second-Priority Senior Secured Guaranteed Notes due March 2011 issued on May 8, 2009 (incorporated by reference to Exhibit 4.1 of iStar’s Quarterly Report on Form 10-Q filed on May 8, 2009).

Exhibit 4.2

Form of Global Note evidencing 10.0% Second-Priority Senior Secured Guaranteed Notes due June 2014 issued on May 8, 2009 (incorporated by reference to Exhibit 4.2 of iStar’s Quarterly Report on Form 10-Q filed on May 8, 2009).

Exhibit 4.3

Indenture dated May 8, 2009, by and among the Company, each of the Guarantors (as defined therein) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of iStar’s Quarterly Report on Form 10-Q filed on May 8, 2009).

Exhibit 10.1

Registration Rights Agreement, dated May 8, 2009, by and among iStar, each of the Guarantors (as defined therein), Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: May 14, 2009	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: May 14, 2009	By:	/s/ James D. Burns
James D. Burns
Executive Vice-President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1

Form of Global Note evidencing 8.0% Second-Priority Senior Secured Guaranteed Notes due March 2011 issued on May 8, 2009 (incorporated by reference to Exhibit 4.1 of iStar’s Quarterly Report on Form 10-Q filed on May 8, 2009).

Exhibit 4.2

Form of Global Note evidencing 10.0% Second-Priority Senior Secured Guaranteed Notes due June 2014 issued on May 8, 2009 (incorporated by reference to Exhibit 4.2 of iStar’s Quarterly Report on Form 10-Q filed on May 8, 2009).

Exhibit 4.3

Indenture dated May 8, 2009, by and among the Company, each of the Guarantors (as defined therein) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of iStar’s Quarterly Report on Form 10-Q filed on May 8, 2009).

Exhibit 10.1

Registration Rights Agreement, dated May 8, 2009, by and among iStar, each of the Guarantors (as defined therein), Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.